CONFIDENTIAL

April 2nd 2007

Ed Mercadante
Chairman, President & CEO
Familymeds Group, Inc.
312 Farmington Avenue
Farmington CT 06032

RE: Resignation from the Board of Directors, Familymeds Group

Dear Ed,

Due to my difference of opinion on the compensation matters to maximize shareholder value, I hereby tender my resignation.
It has been a pleasure to work with all of you

I wish the Board members and management team well

Thanks.

Sincerely,

Rakesh K Sharma, MD
1819 Alicia Way
Clearwater, Fl-33764

CC: Greg Yadley